N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Equity Trust
ClearBridge Large Cap Value Fund

Item 77I(a) :Terms of new or amended
securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's prospectus as filed with the Securities and Exchange Commission pursuant to Rule
497 of the Securities Act of 1933 on August 7,
2015 (Accession No. 0001193125-15-282327  ).
The  Registrant  also incorporates by reference
Post-Effective Amendment No. 325 to Form N-
1A filed on February 19, 2015 pursuant to Rule
485(b) of the Securities Act of 1933 (Accession
No. 0001193125-15-054250).